Exhibit 99.1

CareTrust REIT, Inc. Announces First Quarter 2016 Operating Results

Conference Call and Webcast Scheduled for Thursday, May 12, 2016 at 1:00 pm ET

San Clemente, CA – (Globe Newswire – May 11, 2016) – CareTrust REIT, Inc. (NASDAQ:CTRE) today reported operating results for the first quarter of 2016, as well as other recent events. Quarter and other highlights include:

•	Net income for the quarter was $0.11 per diluted weighted average share, with normalized FFO of $0.27 and normalized FAD of $0.29 per diluted weighted average share;

•	CareTrust successfully raised new equity in a $111 million follow-on offering;

•	The company increased its quarterly dividend by 6.3% to $0.17 per share;

•	The company retired the last of its legacy secured term debt, and increased its unsecured revolving facility to $400 million with an accordion feature which allows CareTrust to increase the line to $650 million;

•	During the quarter and since, CareTrust announced new investments of approximately $116 million, at a blended going-in cash yield of 9.1%, with an additional $46 million of new investments under contract to close within the second quarter or shortly thereafter; and

•	After quarter-end, CareTrust announced that Standard & Poor’s raised its corporate credit rating on CareTrust to “B+” from “B,” with a stable outlook, and also raised its issue rating on CareTrust’s 5.875% Senior Unsecured Notes to “BB-” from “B+.”

Major Milestones Reached

Greg Stapley, CareTrust’s Chairman and Chief Executive Officer commented on the quarter and other recent highlights. “The first quarter saw our team hit more critical milestones than ever,” he said. He cited the March overnight offering and strong demand for the company’s equity, retirement of the legacy GE secured debt and the costs savings it represents, getting leverage down into the company’s long-term target range, achieving ratings upgrades from Standard & Poor’s and increasing the dividend as major accomplishments in moving the company forward. “With these achievements, our team is very optimistic about both the company’s near-term prospects and long-term potential,” he added.

Mr. Stapley also noted that CareTrust added four new tenant relationships in the quarter and since, and further diversified its portfolio into four new states, bring its total footprint to 143 properties in

19 states. He further reported that the company’s nationwide acquisition pipeline remains strong, with ample opportunities for continued growth at superior returns.

Financial Results & Financing Activities

Discussing the quarter’s financial results, Chief Financial Officer Bill Wagner reported that the company generated normalized FFO of $13.1 million or $0.27 per diluted common share, and normalized FAD of $14.1 million or $0.29 per diluted common share.

Mr. Wagner commented on the company’s March equity raise, noting that the $111 million overnight offering was more than 2x oversubscribed within the first hours, was upsized by one million shares, and that the underwriters exercised their full overallotment the same day. “We were gratified to see that demand for CareTrust shares was so strong, resulting in the upsizing and a file-to-offer discount of only 3.7%, which was miles ahead of our first follow-on last August,” he said. He noted that the offering netted the company approximately $106 million in new capital, and added several new institutional shareholders. Proceeds were primarily used to pay down the company’s revolving credit line in advance of funding approximately $97 million in acquisitions then under contract, which were pre-announced at the time of the offering.

Mr. Wagner also discussed the Company’s expansion of its revolver capacity and debt refinancing activity in the quarter. The company expanded its unsecured revolving facility to $400 million, with an accordion feature which allows CareTrust the option to increase the line to $650 million. CareTrust also replaced all of its remaining secured debt with lower-cost 7-year unsecured term debt, and further staggered its debt maturities. He noted that CareTrust now has no property-level debt and, taking into account existing extension rights, no debt maturing before 2020. He reported that, proforma for completed and announced transactions, the company’s debt-to-EBITDA ratio stands at approximately 4.95x, down from more than 6.7x at the company’s inception less than two years ago.

Mr. Wagner added that, at quarter end only $5.0 million was drawn on the Company’s $400 million unsecured revolver, with approximately $51 million deployed since the late March equity offering and another $46 million in announced transactions remaining to close in the coming weeks, leaving ample room for additional investments in the near term.

2016 FFO Guidance Revised Upward

Mr. Wagner updated and increased the Company’s previously-issued 2016 earnings guidance, projecting normalized FFO per diluted share of approximately $1.06 to $1.08, and normalized FAD per diluted share of approximately $1.14 to $1.16. The increased guidance assumes no new acquisitions beyond those made and announced to date, with announced acquisitions funded by additional draws on the company’s credit facility but no other new debt incurrences, no new equity issuances, and no rent escalations on the company’s long-term leases.

Dividend Increase

During the quarter, CareTrust increased its quarterly dividend by 6.3% to $0.17 per common share. “On an annualized basis, our increased quarterly dividend represents a payout ratio of approximately 59% based on the midpoint of our projected normalized FAD for 2016,” said Mr. Wagner. “At this level, our dividend remains among the best-protected of all our industry peers, while giving us ample additional growth capital to reinvest and providing a solid overall return to our shareholders,” he added.

Ratings Upgrades

CareTrust also announced that, earlier this month, Standard & Poor’s Rating Services raised its corporate credit rating on CareTrust to “B+” from “B,” with a stable outlook, and its rating on CareTrust’s 5.875% Senior Unsecured Notes to “BB-” from “B+.” Commenting on the changes, Mr. Stapley said, “We appreciate the recognition inherent in these upgrades of our continuous efforts to grow intelligently, while simultaneously improving our key credit metrics and further strengthening our balance sheet.” CareTrust and its bonds are also rated by Moody’s Investor Service.

Conference Call

An earnings webcast will be held on Thursday, May 12, 2016, at 1:00 p.m. Eastern Time, during which CareTrust’s management will discuss the Company’s first quarter 2016 results, recent developments and other matters affecting the Company’s business and prospects. To listen to the webcast, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust website at http://investor.caretrustreit.com/. The webcast will be recorded, and will be available for replay via the website for one year following the event.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust that is engaged in the ownership, acquisition and leasing of seniors housing and healthcare-related properties. With 140 net-leased healthcare properties and three operated seniors housing properties in 19 states, CareTrust is pursuing opportunities nationwide to acquire additional properties that will be leased to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. More information about CareTrust is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements regarding future financing plans, business and acquisition strategies, growth prospects and operating and financial performance.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on Management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although Management believes that the assumptions underlying the forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that their expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability to achieve some or all of the expected benefits from the completed spin-off; (ii) the ability and willingness of Ensign to meet and/or perform its obligations under the contractual arrangements that it entered into with the Company in connection with the spin-off, including the Ensign Master Leases, and any of its obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities; (iii) the ability and willingness of the Company’s tenants to (a) comply with laws, rules and regulations in the operation of the properties the Company leases to them, and (b) renew their leases with the Company upon expiration, or in the alternative, (c) the Company’s ability to reposition and re-let the Company’s properties on the same or better terms in the event of nonrenewal or replacement of an existing tenant and any obligations, including indemnification obligations, that the Company may incur in replacing an existing tenant; (iv) the availability of, and the ability to identify and acquire, suitable acquisition opportunities and lease the same to reliable tenants on accretive terms; (v) the ability to generate sufficient cash flows to service the Company’s outstanding indebtedness; (vi) access to debt and equity capital markets; (vii) fluctuating interest rates; (viii) the ability to retain and properly incentivize key management personnel; (ix) the ability to qualify or maintain the Company’s status as a real estate investment trust (“REIT”); (x) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xi) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xii) any additional factors included in this report and any included in the section entitled “Risk Factors” in Item 1A of Part I of the Company’s most recently filed Form 10-K.

Forward-looking statements speak only as of the date made, whether in this press release or the related conference call and webcast. Except in the normal course of the Company’s public disclosure obligations, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based.

Contact Information

CareTrust REIT, Inc. (949) 542-3130, ir@caretrustreit.com

SOURCE: CareTrust REIT, Inc.

CARETRUST REIT, INC.

CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Rental income	$20,897	$14,842
Tenant reimbursements	1,797	1,258
Independent living facilities	681	635
Interest and other income	254	223

Total revenues	23,629	16,958

Expenses:
Depreciation and amortization	7,293	5,599
Interest expense	6,187	5,901
Property taxes	1,797	1,258
Independent living facilities	620	602
General and administrative	2,230	1,560

Total expenses	18,127	14,920

Net income	$5,502	$2,038

Earnings per common share:
Basic	$0.11	$0.06

Diluted	$0.11	$0.06

Weighted average shares outstanding:
Basic	48,101	31,317

Diluted	48,101	31,317

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31, 2016	Quarter Ended March 31, 2015
Net income	$5,502	$2,038
Depreciation and amortization	7,293	5,599
Interest expense	6,187	5,901
Amortization of stock-based compensation	431	366

EBITDA	19,413	13,904

Adjusted EBITDA	$19,413	$13,904

Net income	$5,502	$2,038
Real estate related depreciation and amortization	7,270	5,593

Funds from Operations (FFO)	12,772	7,631
Write-off of deferred financing fees	326	—

Normalized FFO	$13,098	$7,631

Net income	$5,502	$2,038
Real estate related depreciation and amortization	7,270	5,593
Amortization of deferred financing fees	556	547
Amortization of stock-based compensation	431	366

Funds Available for Distribution (FAD)	13,759	8,544
Write-off of deferred financing fees	326	—

Normalized FAD	$14,085	$8,544

FFO per share	$0.26	$0.24

Normalized FFO per share	$0.27	$0.24

FAD per share	$0.29	$0.27

Normalized FAD per share	$0.29	$0.27

Diluted weighted average shares outstanding (1)	48,258	31,446

(1)	For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.

CONSOLIDATED STATEMENTS OF INCOME - 5 QUARTER TREND

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31, 2015	Quarter Ended June 30, 2015	Quarter Ended September 30, 2015	Quarter Ended December 31, 2015	Quarter Ended March 31, 2016

Revenues:
Rental income	$14,842	$15,249	$15,778	$20,110	$20,897
Tenant reimbursements	1,258	1,288	1,320	1,631	1,797
Independent living facilities	635	607	626	642	681
Interest and other income	223	232	261	249	254

Total revenues	16,958	17,376	17,985	22,632	23,629

Expenses:
Depreciation and amortization	5,599	5,679	5,815	7,040	7,293
Interest expense	5,901	5,989	7,221	6,145	6,187
Property taxes	1,258	1,288	1,320	1,631	1,797
Independent living facilities	602	566	610	598	620
General and administrative	1,560	1,588	2,292	2,215	2,230

Total expenses	14,920	15,110	17,258	17,629	18,127

Net income	$2,038	$2,266	$727	$5,003	$5,502

Diluted earnings per share	$0.06	$0.07	$0.02	$0.10	$0.11

Diluted weighted average shares outstanding	31,317	31,278	39,125	47,660	48,101

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31, 2015	Quarter Ended June 30, 2015	Quarter Ended September 30, 2015	Quarter Ended December 31, 2015	Quarter Ended March 31, 2016

Net income	$2,038	$2,266	$727	$5,003	$5,502
Depreciation and amortization	5,599	5,679	5,815	7,040	7,293
Interest expense	5,901	5,989	7,221	6,145	6,187
Amortization of stock-based compensation	366	294	435	427	431

EBITDA	13,904	14,228	14,198	18,615	19,413

Adjusted EBITDA	$13,904	$14,228	$14,198	$18,615	$19,413

Net income	$2,038	$2,266	$727	$5,003	$5,502
Real estate related depreciation and amortization	5,593	5,668	5,796	7,018	7,270

Funds from Operations (FFO)	7,631	7,934	6,523	12,021	12,772
Write-off of deferred financing fees	—	—	1,208	—	326

Normalized FFO	$7,631	$7,934	$7,731	$12,021	$13,098

Net income	$2,038	$2,266	$727	$5,003	$5,502
Real estate related depreciation and amortization	5,593	5,668	5,796	7,018	7,270
Amortization of deferred financing fees	547	555	547	551	556
Amortization of stock-based compensation	366	294	435	427	431

Funds Available for Distribution (FAD)	8,544	8,783	7,505	12,999	13,759
Write-off of deferred financing fees	—	—	1,208	—	326

Normalized FAD	$8,544	$8,783	$8,713	$12,999	$14,085

FFO per share	$0.24	$0.25	$0.17	$0.25	$0.26

Normalized FFO per share	$0.24	$0.25	$0.20	$0.25	$0.27

FAD per share	$0.27	$0.28	$0.19	$0.27	$0.29

Normalized FAD per share	$0.27	$0.28	$0.22	$0.27	$0.29

Diluted weighted average shares outstanding (1)	31,446	31,462	39,271	47,802	48,258

(1)	For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2016	December 31, 2015

Assets
Real estate investments, net	$722,217	$645,614
Other real estate investments	8,731	8,477
Cash and cash equivalents	4,663	11,467
Accounts receivable	2,227	2,342
Prepaid expenses and other assets	2,072	2,083
Deferred financing costs, net	3,598	3,183

Total assets	$743,508	$673,166

Liabilities and Equity
Senior unsecured notes payable, net	$254,495	$254,229
Senior unsecured term loan, net	99,361	—
Unsecured revolving credit facility	5,000	45,000
Mortgage notes payable, net	—	94,676
Accounts payable and accrued liabilities	10,696	9,269
Dividends payable	9,845	7,704

Total liabilities	379,397	410,878

Equity:
Common stock	575	477
Additional paid-in capital	516,285	410,217
Cumulative distributions in excess of earnings	(152,749)	(148,406)

Total equity	364,111	262,288

Total liabilities and equity	$743,508	$673,166

CARETRUST REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$5,502	$2,038
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,293	5,599
Amortization of deferred financing costs	556	547
Write-off of deferred financing costs	326	—
Amortization of stock-based compensation	431	366
Non cash interest income	(254)	(223)
Change in operating assets and liabilities:
Accounts receivable	115	(42)
Accounts receivable due from related party	—	322
Prepaid expenses and other assets	12	50
Accounts payable and accrued liabilities	1,013	2,398

Net cash provided by operating activities	14,994	11,055

Cash flows from investing activities:
Acquisition of real estate	(68,000)	(17,499)
Improvements to real estate	(27)	(74)
Purchases of equipment, furniture and fixtures	(17)	(63)
Escrow deposits for acquisition of real estate	(15,730)	(500)

Net cash used in investing activities	(83,774)	(18,136)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net	106,026	—
Proceeds from the issuance of senior unsecured term loan	100,000	—
Borrowings under unsecured credit facility	52,000	—
Payments on unsecured credit facility	(92,000)	—
Payments on the mortgage notes payable	(95,022)	(685)
Payments of deferred financing costs	(1,324)	(14)
Dividends paid on common stock	(7,704)	(3,946)

Net cash provided by (used in) financing activities	61,976	(4,645)

Net decrease in cash and cash equivalents	(6,804)	(11,726)
Cash and cash equivalents, beginning of period	11,467	25,320

Cash and cash equivalents, end of period	$4,663	$13,594

CARETRUST REIT, INC.

DEBT SUMMARY

(dollars in thousands)

(unaudited)

				March 31, 2016
Debt	Collateral	Interest Rate/ Spread	Maturity Date	Principal	Deferred Loan Costs	Net Carrying Value
Fixed Rate Debt
Senior unsecured notes payable	Unsecured	5.875%	2021	$260,000	$(5,505)	$254,495
Floating Rate Debt
Senior unsecured term loan (1)	Unsecured	L + 1.95%-2.60%	2023	100,000	(639)	99,361
Unsecured revolving credit facility (2)	Unsecured	L + 1.75%-2.40%	2019	5,000	— (3)	5,000

				105,000	(639)	104,361

Total Debt				$365,000	$(6,144)	$358,856

Debt Statistics
% Fixed Rate Debt				71.2%
% Floating Rate Debt				28.8%

Total				100.0%

Weighted Average Interest Rates:
Fixed				5.9%
Floating				2.5%
Blended				4.9%

(1)	Funds can also be borrowed at the Base Rate (as defined) plus 0.95% to 1.6%.
(2)	Funds can also be borrowed at the Base Rate (as defined) plus 0.75% to 1.4%.
(3)	Deferred financing fees are not shown net for the unsecured revolving credit facilty and are included in assets on the balance sheet.

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(shares in thousands)

(unaudited)

2016 Guidance

	Low	High
Net income	$0.53	$0.55
Real estate related depreciation and amortization	0.52	0.52

Funds from Operations (FFO)	1.05	1.07
Write-off of deferred financing fees	0.01	0.01

Normalized FFO	$1.06	$1.08

Net income	$0.53	$0.55
Real estate related depreciation and amortization	0.52	0.52
Amortization of deferred financing fees	0.04	0.04
Amortization of stock-based compensation	0.04	0.04

Funds Available for Distribution (FAD)	1.13	1.15
Write-off of deferred financing fees	0.01	0.01

Normalized FAD	$1.14	$1.16

Weighted average shares outstanding:
Diluted	55,600	55,600

Discussion of Non-GAAP Financial Measures

EBITDA represents net income before interest expense, amortization of deferred financing costs and stock-based compensation, and depreciation and amortization. Adjusted EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as costs associated with the spin-off, impairments, and gains or losses on the sale of real estate. EBITDA and Adjusted EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Adjusted EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to EBITDA and Adjusted EBITDA reported by other REITs.

Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.

FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from real estate dispositions, real estate depreciation and amortization and impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with NAREIT’s definition.

FAD is defined as FFO excluding non-cash expenses, such as stock-based compensation expense, amortization of deferred financing costs and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.

In addition, the Company reports normalized FFO and normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as costs associated with the spin-off and unanticipated charges. By excluding these items, investors, analysts and our management can compare normalized FFO and normalized FAD between periods more consistently.

While FFO, normalized FFO, FAD and normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, normalized FFO, FAD and normalized FAD do not purport to be indicative of cash available to fund future cash requirements. Further, the Company’s computation of FFO, normalized FFO, FAD and normalized FAD may not be comparable to FFO, normalized FFO, FAD and normalized FAD reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FAD differently than the Company does.

The Company believes that the use of EBITDA, Adjusted EBITDA, FFO, normalized FFO, FAD and normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Adjusted EBITDA useful in understanding the Company’s operating results independent of its capital structure and indebtedness, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, normalized FFO, FAD and normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and normalized FAD, by excluding non-cash expenses such as stock-based compensation expense and amortization of deferred financing costs, FFO, normalized FFO, FAD and normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.